EXHIBIT 10.40

FORBEARANCE AGREEMENT

and

ELEVENTH AMENDMENT

to

SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

dated as of September 20, 1999, as amended

by and among

PW EAGLE, INC.,

as Borrower,

LENDERS
signatory to the Second Amended and Restated Loan and Security Agreement

and

FLEET CAPITAL CORPORATION,
as Agent for Lenders

Dated as of December 31, 2001

This FORBEARANCE AGREEMENT and ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Agreement” or “Tenth Amendment”), effective as of December 27, 2001, is made by and among PW EAGLE, INC. (f/k/a Eagle Pacific Industries, Inc. and herein “Borrower”), the lenders who are signatories to the Loan Agreement (as defined below) (“Lenders”) and FLEET CAPITAL CORPORATION (“FCC”), as agent for said Lenders (FCC, in such capacity, being “Agent”).

WITNESSETH:

WHEREAS, Borrower, Agent and the lenders signatory thereto entered into a certain Second Amended and Restated Loan and Security Agreement dated as of September 20, 1999, as amended by a certain Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 22, 1999 by and among Borrower, the lenders signatory thereto and Agent; a certain Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 24, 1999 by and among Borrower, the lenders signatory thereto and Agent; a certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 8, 1999 by and among Borrower, the lenders signatory thereto and Agent; a certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 10, 2000 by and among Borrower, the lenders signatory thereto and Agent; a certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 28, 2000 by and among Borrower, the lenders signatory thereto and Agent; a certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 1, 2001 by and among Borrower, the lenders signatory thereto and Agent; a certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 30, 2001 by and among Borrower, the lenders signatory thereto and Agent; a certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 14, 2001 by and among Borrower, the lenders signatory thereto and Agent; a certain Ninth Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 13, 2001 by and among Borrower, the lenders signatory thereto and Agent; and a certain Tenth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 31, 2001 by and among Borrower, the lender signatories thereto and Agent (said Second Amended and Restated Loan and Security Agreement, as amended, is hereinafter referred to as the “Loan Agreement” or the “Credit Agreement”); and,

WHEREAS, pursuant to the Loan Agreement, Lenders have made certain loans and other extensions of credit available to Borrower and Borrower has granted to Agent, for benefit of the Lenders, liens on and security interests in Borrower’s assets (including without limitation Accounts, Inventory, Equipment, General Intangibles, and other assets, as defined in the Loan Agreement and collectively referred to herein as the “Collateral”) to secure all obligations and amounts due and owing, whether now or hereafter, to Agent and Lenders (collectively referred to herein as “Obligations”);

WHEREAS, various defaults and Events of Default have occurred and are continuing under the Loan Agreement as of the date hereof, as set forth on Schedule 1 hereto (such defaults as and to such extent that they exist as of the execution of this Agreement collectively referred to herein as the “Current Defaults”);

WHEREAS, as a result of the Current Defaults, Agent and the Lenders have the right to accelerate all Obligations and make them immediately due and payable in full and the present unrestricted right, inter alia, to enforce their rights, powers and remedies against Borrower under the Loan Agreement or at law or equity or by statute, including, without limitation, the right to foreclose on the Collateral;

WHEREAS, Borrower hereby acknowledges all of the foregoing and states that the Current Defaults remain outstanding;

WHEREAS, Borrower has requested that Agent and Lenders forbear in the exercise and enforcement of such rights, powers and remedies under the Loan Agreement;

WHEREAS, Borrower has further requested that Lenders make certain additional advances available to Borrower under the Loan Agreement during the Forbearance Period (defined below) notwithstanding the Current Defaults;

WHEREAS, Lenders are willing to make certain additional advances under the Loan Agreement during the Forbearance Period notwithstanding the Current Defaults, and to forbear any exercise and enforcement of such rights and remedies and to modify the terms with respect to advances under the Loan Agreement for a limited time only upon the Borrower’s full and complete compliance with and fulfillment of the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 5 hereof) and in the Loan Agreement in the manner hereinafter stated, provided that the Agent’s and the Lenders’ rights and remedies are not otherwise waived or impaired;

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.  ACKNOWLEDGMENT. Borrower hereby acknowledges and reaffirms that:

a.  the Current Defaults have occurred and are continuing;

b.  neither the Agent nor the Lenders have expressly or impliedly waived any of the Current Defaults as of the date of execution of this Agreement;

c.  Agent, for the benefit of the Lenders, maintains a valid continuing first lien in and to all of the Collateral described in the Loan Agreement, the Security Documents and other Agreements relating to the Obligations (the “Loan Documents”) that is paramount in interest to all other interests, except Permitted Liens, if any, described in the Loan Agreement; and

d.  absent the effectiveness of this Agreement, Agent and Lenders have the right to immediately enforce payment of all Obligations and, in connection therewith, to immediately enforce its security interests in, and liens on, the Collateral and to exercise all other rights, powers and remedies provided to Agent and the Lenders under the Loan Agreement and Loan Documents or at law or equity or by statute.

3.  LIMITED FORBEARANCE AND FURTHER CONSIDERATION.

a.  During the Forbearance Period, so long as no Forbearance Event of Default (as defined in Section 8 hereof) shall have occurred and be continuing and subject to compliance by Borrower with the terms and conditions of this Agreement and all of the terms and conditions of the Loan Agreement and Loan Documents, Agent and Lenders hereby agree to (i) make additional advances in accordance with the terms and conditions of the Loan Agreement, as amended to include the covenants and provisions set forth in this Agreement, and (ii) forbear from exercising and enforcing certain of its rights, powers and remedies afforded under the Loan Agreement or at law, in equity or by statute with respect to the Current Defaults during the Forbearance Period. The foregoing limited forbearance shall not be construed to impair the ability of the Agent to enforce any such rights, powers or remedies after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period, or during the Forbearance Period for defaults or Events of Default other than the Current Defaults. Further, the foregoing limited forbearance notwithstanding, the entire amount of all Obligations remains immediately due and payable.

b.  Unless earlier terminated in accordance with the terms of this Agreement, Agent’s and Lenders’ obligation to forbear, as provided herein, shall cease immediately on the Forbearance Termination Date without notice, and Borrower at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Loan Agreement without giving effect to the forbearance set forth herein.

c.  Borrower agrees that any breach of or Event of Default under this Agreement by Borrower will also constitute an Event of Default under the Loan Agreement and that any Event of Default under the Loan Agreement (other than the Current Defaults, if there are no other defaults under this Agreement), or any breach or Event of Default under the Loan Documents or any other agreement between Borrower and Agent or Lenders (other than the Current Defaults) shall constitute an Event of Default hereunder. Borrower further agrees that the occurrence of any such Event of Default, breach or default hereunder shall constitute cause for the immediate termination by Agent and Lenders of this Agreement, without any further notice.

d.  Agent’s and Lenders’ forbearance is further expressly subject to and conditioned upon Borrower’s strict compliance with each and every term and provision of this Agreement, and, except with respect to Current Defaults, Borrower’s strict compliance with each and every term and provision of the Loan Agreement.

e.  Upon the breach by Borrower of any provision of this Agreement, or an Event of Default hereunder or any Event of Default under the Loan Agreement (other than Current Defaults as such Current Defaults exist as of the date of this Agreement), or the Loan Documents as amended, Agent and Lenders, at their option, may withdraw their forbearance hereunder. Agent shall promptly advise Borrower of any such withdrawal, but failure to do so shall not impair the effect of such withdrawal. Upon such withdrawal, all Obligations shall be due and payable in accordance with the terms of the Loan Agreement as amended hereby, and Agent shall have the right to exercise and enforce all other rights, powers and remedies which may exist pursuant to the Loan Agreement (as amended by this Agreement) or at law, in equity or by statute.

f.    Borrower acknowledges and agrees that the Agent and Lenders shall be under no obligation to extend the Forbearance Termination Date and that Agent’s or Lenders’ failure to enforce any or all of its remedies under this Agreement, the Loan Agreement, the Loan Documents, or under law or at equity after the expiration of the current Forbearance Period will not give rise to a further extension of the Forbearance Period absent a written agreement executed by Agent and Lenders to extend the Forbearance Termination Date.

g.    Borrower acknowledges and agrees that, except as otherwise provided in this Agreement, Lenders are entitled to cease funding under the Loan Agreement as a result of any one of the Current Defaults at any time and that Lenders may (but need not) in their sole and absolute discretion elect to continue to fund under and in accordance with the terms of the Loan Agreement as amended hereby, without waiving or being deemed to have waived any of the Current Defaults or any other breach or Event of Default and without such discretionary funding constituting an amendment to or departure from the Loan Agreement. Borrower acknowledges and agrees that, except as otherwise provided herein, Lenders shall be under no obligation to make further extensions of credit under the Loan Agreement absent a separate written agreement executed by the Agent and Lenders and that Agent’s and Lenders’ contemplation of such further advances herein is additional consideration to Borrower hereunder.

h.    Borrower acknowledges and agrees that Agent’s and Lenders’ decision to allow Borrower to use the Collateral during the Forbearance Period was, and is, of great value to Borrower and that such forbearance is, independent of the other consideration received by Borrower hereunder, sufficient consideration for each and every one of Borrower’s obligations under this Agreement.

4.   AMENDED DEFINITIONS.    The definitions of “Borrowing Base” and “Forbearance Termination Date” contained in Appendix A to the Loan Agreement are hereby deleted and the following definitions of “Borrowing Base” and “Forbearance Termination Date” are hereby inserted into Appendix A to the Loan Agreement in its stead:

*    *    *

“Borrowing Base—as at any date of determination thereof, an amount equal to the lesser of:

a. the Maximum Revolving Loan Amount; or

b. an amount equal to:

(i)    the sum of eighty-five percent (85%) of the net amount of Eligible Accounts (other than Eligible Accounts with dating terms) outstanding at such date, plus eighty-five percent (85%) of the lesser of Eight Million Dollars ($8,000,000) or the net amount of Eligible Accounts with dating terms outstanding at such date;

PLUS

(ii)    the lesser of (1) Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000); or (2) the sum of (x) fifty-five percent (55%) of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis, plus (y) the lesser of One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000) or fifty-five percent (55%) of the value of Eligible In-Transit Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis; provided that the amount of allocated fixed manufacturing overhead included within the value of Eligible Inventory or Eligible In–Transit Inventory at any date shall not exceed One Million Six Hundred Fifty Thousand Dollars ($1,650,000);

MINUS (subtract from the lesser of (a) or (b) above)

(iii)    an amount equal to the sum of (a) the LC Amount plus (b) the amount of any reserve established by Agent pursuant to Section 1.1.1 above.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

*    *    *

Forbearance Termination Date—means January 28, 2002.”

*    *    *

5.  SUBORDINATED DEBT.    In order to induce Agent and Lenders to enter into this Eleventh Amendment, Borrower covenants to Agent and Lenders that, during the Forbearance Period, Borrower will not make any cash prepayment of interest or principal due in respect of the Subordinated Debt. Borrower’s covenants under this Section 5 are in addition to and not in lieu of, Borrower’s covenants under Section 8.2.6 of the Loan Agreement.

6.  CONDITIONS.    In addition to the other provisions set forth in this Agreement, the Agent’s and the Lenders’ forbearance and effectiveness of this Eleventh Amendment is expressly subject to and conditioned upon compliance with and satisfaction of the following terms, conditions and provisions:

a.    Execution and Delivery.    This Agreement shall have been executed by Borrower (including five (5) original counterpart signature pages);

b.    No Default.    No Event of Default, Forbearance Event of Default or other breach or default shall have occurred and be continuing under this Agreement, the Loan Agreement or any other Loan Document except the Current Defaults, as such Current Defaults exist as of the date of this Agreement; and

c.    Warranties and Representations.    All of the warranties and representations of Borrowers contained herein shall be true and correct in all material respect.

The date on which all of the conditions precedent listed above are satisfied or waived is hereafter referred to as the “Eleventh Amendment Effective Date.”

7.  REPRESENTATIONS AND WARRANTIES.    All of Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by Agent and the Lenders. Borrower represents and warrants that:

a.    The execution and delivery of this Agreement and the performance by Borrower of its obligations hereunder are within Borrower’s corporate powers and authority, have been duly authorized by all necessity corporate action and do not and will not contravene or conflict with the charter or by-laws of Borrower. This Agreement has been duly executed and delivered by Borrower, and constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;

b.    No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Agreement;

c.    The execution, delivery and performance of this Agreement by Borrower do not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and do not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to any indenture, mortgage, instrument, contract, agreement or other undertaking to which Borrower is a party or is subject or by which Borrower or any of Borrower’s real or personal property may be bound;

d.  No Event of Default, or defaults which, except for the passage of time or notice would constitute an Event of Default, exists under the Loan Agreement or the other Loan Documents, other than the Current Defaults and then only to the extent of the Current Defaults as of the date of this Eighth Amendment;

e.  All representations and warranties contained in the Loan Agreement are true and correct on the date hereof (except with respect to the existence of the Current Defaults) and Borrower hereby repeats and reaffirms the same with respect to the Loan Agreement and other agreements on the date hereof; and

f.  Borrower knows and understands the contents of this Agreement and has had an opportunity to review and consider the terms of this Agreement with counsel of Borrower’s choice.

8.  FORBEARANCE EVENTS OF DEFAULT.    A Forbearance Event of Default shall mean the occurrence of any one or more of the following events:

a.  Borrower shall fail to pay any of the Obligations due under this Agreement;

b.  Borrower shall fail to observe or perform any term, covenant or agreement binding on it contained in this Agreement, or any agreement, instrument or document executed in connection herewith;

c.  An Event of Default shall have occurred and be continuing under the Loan Agreement or the other Loan Documents other than the Current Defaults as such Current Defaults existed as of the date of this Agreement;

d.  The holders of the Subordinated Notes (x) accelerate any payment due under the Subordinated Note Documents as a result of any default or event of default occurring under said Subordinated Note Documents which acceleration has not been rescinded and annulled by the required holders of the Subordinated Notes, or (y) exercise any other remedy available to them under the Subordinated Note Documents as a result of any default or event of default occurring under said Subordinated Note Documents;

e.  Any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Agent or Lenders by Borrower in connection with this Agreement is untrue or incorrect in any material respect when made or delivered; or

Upon the occurrence of any Forbearance Event of Default, Agent and/or Required Lenders may immediately terminate the Forbearance Period. Upon the termination or expiration of the Forbearance Period, Agent and Lenders shall be entitled to exercise all of their rights and remedies under the Loan Agreement as amended hereby, the Loan Documents and applicable law. Borrower acknowledges that it shall have no claim for damages or otherwise against Agent with respect to any proper termination of the Forbearance Period.

9.  AMENDMENT TO CREDIT AGREEMENT.

a.  Each of the parties hereto recognizes, acknowledges and agrees that this Agreement shall constitute an amendment to the Loan Agreement and shall be deemed to be a part of the Loan Agreement as if it were part of the same document. Accordingly, by way of example and not of limitation, the obligations of Borrower hereunder shall be deemed to be part of Borrower’s Obligations under the Loan Agreement. To the extent that this Agreement conflicts with the provisions of the Loan Agreement, the parties hereto agree that the provisions of this Agreement shall govern.

b.  The Minimum Availability Covenant contained in Exhibit Q to the Loan Agreement (as amended by The Forbearance Agreement and Tenth Amendment to Second Amended and Restated Loan and Security Agreement) is hereby deleted and the following is inserted in its stead:

“Minimum Availability—Have at all times during the periods listed below Availability equal to or greater than the amounts set forth opposite such period in the following schedule:

Period	Minimum Availability
Closing Date to December 5, 2001	$8,000,000
December 5, 2001 to January 28, 2001	$2,000,000
January 29, 2002 and all times thereafter	$8,000,000	”

c.  Term Loan Deferrals.    Upon the Eleventh Amendment Effective Date, Lenders shall be deemed to have consented to the deferral of the scheduled installments of principal due under Term Notes A and Term Notes B otherwise due on December 31, 2001 to January 28, 2002.

10.  RESERVATION OF RIGHTS.    The forbearance set forth herein shall be limited precisely as written and, except as expressly set forth herein, neither the fact of Agent’s and Lenders’ forbearance nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Agreement, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Agent and Lenders may now or hereafter have pursuant to the Loan Agreement or any other document, agreement, security agreement or instrument executed by any Person in connection with or related to the Loan Agreement, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising Default, (iii) impose upon Agent or Lenders any obligation, express or implied, to consent to any amendment or further modification of the Loan Agreement or (iv) be a consent to or waiver of any existing Event of Default (including, without limitation, the Current Defaults), all such Events of Defaults remaining outstanding. Agent and the Lenders hereby expressly reserves all rights, powers and remedies specifically given to it under the Loan Agreement or the Loan Documents or now or hereafter existing at law, in equity or by statute.

11.  RELEASES; INDEMNITIES.

a.  In further consideration of Agent’s and Lenders’ execution of this Agreement, Borrower, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and Affiliates, hereby forever releases Agent and Lenders and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”) that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Credit Agreement prior to the date this Agreement was executed including without limitation with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not (i) Borrower shall satisfy all other provisions of this Agreement, the Loan Documents or the Loan Agreement including payment in full of all Obligations, (ii) this Agreement otherwise is terminated, or (iii) Agent’s and Lenders’ forbearance ceases pursuant to this Agreement.

b.  Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Section 11(a) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Agreement, the Loan Agreement and the other Loan Documents.

12.  ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF CREDIT AGREEMENT.     Borrower expressly acknowledges and agrees that the Loan Agreement (as amended by this Agreement) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and Lenders against Borrower, and expressly reaffirms each of its obligations under the Loan Agreement (as amended by this Agreement) and each of the Loan Documents, including, without limitation, the Obligations. Borrower further expressly acknowledges and agrees that Agent, for benefit of the Lenders, has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Loan Agreement. Borrower agrees that it shall not dispute the validity or enforceability of the Loan Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or extent of Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period.

13.  EXPENSES.    The obligation of Borrower to reimburse Agent and the Lenders for fees, costs and expenses under the Loan Agreement shall include all reasonable fees, costs and expenses under the Loan Agreement and shall include all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, paralegal fees, costs and expenses and the costs and expenses of audits, appraisers, outside accountants, consultants and other agents) incurred by Agent in connection with this Agreement, including, without limitation, such fees, costs and expenses incurred in connection with the negotiation, preparation, drafting, implementation, amendment, modification, administration and enforcement of this Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby and with auditing, appraising, evaluating or otherwise monitoring the Collateral or other credit support for the Obligations (all such fees, costs and expenses, whether incurred in connection with the Loan Agreement, this Agreement, the other Loan Documents or otherwise, being “Costs and Expenses”). All Costs and Expenses shall be immediately due and payable by Borrower upon demand by Agent and all Costs and Expenses incurred in connection with the negotiation, preparation and execution of this Agreement shall be payable upon the execution hereof without further demand.

14.  AMENDMENTS.    No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Agent, Lenders and Borrower, and no termination or waiver or any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent and the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon Borrower in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

15.  NO WAIVER.    Agent’s or Lenders’ failure, at any time or times hereafter, to require strict performance by Borrower of any provision or term of the Loan Agreement, this Agreement or the other Loan Documents shall not waive, affect or diminish any right of Agent or

Lenders thereafter or demand strict compliance and performance therewith. Any suspension or waiver by Agent and the Lenders of a Forbearance Event of Default or any Default shall not, except as may be expressly set forth herein, suspend, waive or affect any other Forbearance Event of Default or any Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement, the Loan Agreement or in any of the other Loan Documents, and no Forbearance Event of Default or Default shall be deemed to have been suspended or waived by Agent and the Lenders unless such suspension or waiver is (a) in writing and signed by Agent and the Lenders, and (b) delivered to Borrower.

16.  SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Borrower, Agent and the Lenders and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement, the Loan Agreement, the Loan Documents, or the Collateral.

17.  LIMITATION ON RELATIONSHIP BETWEEN PARTIES.  The relationship of Agent and Lenders, on the one hand, and Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Loan Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

18.  NO ASSIGNMENT.    This Agreement shall not be assignable by Borrower without the written consent of Agent and the Lenders. Lenders may assign to one or more Persons all or any part of, or any participation interest in, such Lender’s rights and benefits hereunder.

19.  SECTION TITLES.    The Section titles contained in this Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties.

20.  GOVERNING LAW; CONSENT TO FORUM.    THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT’S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT’S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE INTERNAL LAWS OF THE STATE

OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR LENDERS, BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT OR LENDERS PERTAINING TO THIS AGREEMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT ITS ADDRESSES SET FORTH IN THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

21.  WAIVERS BY BORROWER.    BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (iii) TO THE EXTENT ALLOWABLE BY APPLICABLE LAW, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND

OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT’S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; AND (v) NOTICE OF ACCEPTANCE HEREOF AND BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT AND LENDERS ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS AND THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

22.  NOTICES.    Except as otherwise provided below, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent to the addresses and by the means specified in the Loan Agreement.

23.  EXECUTION IN COUNTERPARTS.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24.  INTEGRATION.    This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof, except the agreements embodied in the Loan Agreement (as modified herein).

25.  TIME OF ESSENCE.    Time is of the essence of this Agreement and of the Loan Agreement.

(Signature Page to Follow)

IN WITNESS WHEREOF, this Forbearance Agreement and Eleventh Amendment is effective as of the date first written above.

FLEET CAPITAL CORPORATION, Agent and a Lender

By	/S/ BRIAN CONOLE

	Name:	Brian Conole

	Title:	Senior Vice President

HARRIS TRUST AND SAVINGS BANK, a Lender

By	/S/ DANIEL KONOPACKI

	Name:	Daniel Konopacki

	Title:	Vice President

THE CIT GROUP BUSINESS CREDIT, INC., a Lender

By	/S/ ANTHONY ALEXANDER

	Name:	Anthony Alexander

	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, a Lender

By	/S/ SUZANNE RAUSCH

	Name:	Suzanne Rausch

	Title:	Officer

PW EAGLE, INC., Borrower

By	/S/ ROGER R. ROBB

	Name:	Roger R. Robb

	Title:	Chief Financial Officer

Schedule 1

Current Defaults

Failure to comply with the Financial Covenants contained in Section 8.3 as follows:

(A)	Interest Coverage Ratio for the period ended September 30, 2001.

(B)	Fixed Charge Coverage Ratio for the period ended September 30, 2001.

(C)	Net Worth for the period ended September 30, 2001.

(D)	Funded Debt to EBITDA Ratio for the period ended September 30, 2001.

(E)	Minimum Availability for periods after September 1, 2001.